Exhibit 10.02(x)

PARTICIPANT AWARD AGREEMENT

(2014 EPIP)

[Date], 2014

Dear [Name]:

Pursuant to the terms and conditions of the EQT Corporation 2009 Long-Term Incentive Plan (the “Plan”) and the 2014 Executive Performance Incentive Program (the “Program”), effective [Date], 2014 (the “Grant Date”), the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of EQT Corporation (the “Company”) grants you «NumberUnits» Target Share Units (the “Award”), the value of which is determined by reference to the Company’s common stock.  The terms and conditions of the Award, including, without limitation, vesting and distribution, shall be governed by the provisions of this Participant Award Agreement and the Program document attached hereto as Exhibit A; provided that the Award is also subject to the terms and limits included within the Plan.  The Committee retains the discretion to distribute the Award in cash, Company stock or any combination thereof.

The terms contained in the Plan and the Program are hereby incorporated into and made a part of this Participant Award Agreement, and this Participant Award Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Participant Award Agreement, the provisions of the Plan shall be controlling and determinative.

You may access important information about the Company and the Plan through the Company’s Knowledge Center and website.  Copies of the Plan and Plan Prospectus can be found by logging into the Fidelity NetBenefits website, which can be found at www.netbenefits.fidelity.com, and clicking on the “Stock Plans” tab and then “EQT Performance Awards” and “Plan Information and Documents.”  Copies of the Company’s most recent Annual Report on Form 10-K and Proxy Statement can be found at www.eqt.com by clicking on the “Investors” link on the main page and then “SEC Filings.” Paper copies of such documents are available upon request made to the Company’s Corporate Secretary.

Your Award under the Program will be effective only if, no later than 45 days after the Grant Date, (i) you accept your Award through the Fidelity NetBenefits website and (ii) you execute a confidentiality, non-solicitation and non-competition agreement, or an amendment to your agreement containing such provisions, in each case as determined by, and acceptable to, the Company.

When you accept your Award through the Fidelity NetBenefits website, you shall be deemed to have (a) acknowledged receipt of this Award granted on the Grant Date (the terms of which are subject to the terms and conditions of this Participant Award Agreement, the Program document and the Plan) and copies of this Participant Award Agreement, the Program document and the Plan, and (b) agreed to be bound by all the provisions of this Participant Award Agreement, the Program document and the Plan.